EXHIBIT 30

FIRST AMENDMENT TO THE

FIRST AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

AMR ASSOCIATES, L.P.

This First Amendment (this “Amendment”), dated as of December 8th, 2021, to the First Amended and Restated Limited Partnership Agreement of AMR Associates, L.P., dated contemporaneously with this Amendment (the “Agreement”), is made by and among the Partners of AMR Associates, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS:

WHEREAS, the Partners of the Partnership previously established a Class A-1 Limited Partnership Interest in the Partnership, which has economic rights limited to the Partnership’s ownership of HY Class A Shares, and such interests remain outstanding; and

WHEREAS, the Partners desire to include in the Agreement the terms of the Class A-1 Limited Partnership Interest separately via this Amendment.

AGREEMENTS:

In consideration of the mutual promises, covenants and agreements set forth in this Amendment, the Partners of the Partnership agree as follows:

1. The following Sections shall apply in place of those same numbered Sections currently set forth in the Agreement but only with respect to the Class A-1 Limited Partnership Interests, and the Sections currently set forth in the Agreement shall continue to apply with respect to all other Partnership Interests and shall not be modified in any way by this Amendment, except as otherwise provided herein:

Section 1.8

“1.8 “Class A-1 Capital Account” means, with respect to any Class A-1 Limited Partner, the amount of Class A-1 Capital Contributions, increased by any allocations of Class A-1 Net Income allocated pursuant to Section 4.4(a) and reduced by any allocations of Class A-1 Net Loss allocated pursuant to Section 4.4(a) and any Net Operating Class A-1 Cash Flow distributed pursuant to Section 4.5.”

Section 1.9

“1.9 “Class A-1 Capital Contribution” means, with respect to any Class A-1 Limited Partner, the amount of Capital Contributions contributed in exchange for a Class A-1 Limited Partnership Interest.”

Section 1.48

“1.48 “Class A-1 Limited Partner” means each of the Persons identified on Schedule A as a Class A-1 Limited Partner (to the extent that each such Person holds a Class A-1 Limited Partnership Interest), any additional Class A-1 Limited Partners admitted pursuant to the terms of this Agreement, and their respective Transferees as permitted by this Agreement. Any Transferee of a Class A-1 Limited Partnership Interest who is admitted as a Partner pursuant to this Agreement shall become a Class A-1 Limited Partner to the extent that such Transferee holds Class A-1 Limited Partnership Interests. Notwithstanding the foregoing, the term “Class A-1 Limited Partner” shall not include any Former Partner.”

Section 1.56

“1.56 “Net Operating Class A-1 Cash Flow” means Net Operating Cash Flow related to HY Class A Shares.”

Section 1.57

“1.57 “Class A-1 Net Income” or “Class A-1 Net Loss” means the Net Income or Net Loss of the Partnership attributable to HY Class A Shares. In determining Class A-1 Net Income or Class A-1 Net Loss, the General Partner shall have the discretion to allocate expenses not directly associated with HY Class A Shares in any manner the General Partners deem appropriate.”

Section 1.67

“1.67 “Partnership Interest” means the percentage ownership share of each Partner in the capital of the Partnership, whether as a Limited Partner or as a General Partner, which percentage at any particular time shall be deemed to equal the percentage which such Partner’s Capital Account balance (if positive), reduced by the amount of any Class A-1 Capital Account of such Partner, bears to the sum of all positive Capital Account balances of the Partners at such time, reduced by the total amount of all Class A-1 Capital Accounts of all Partners. In the event that a Partner’s Capital Account balance is zero or is a negative number, such Partner’s Partnership Interest shall be deemed to be zero. “Class A-1 Limited Partnership Interest” means the percentage ownership share of each Class A-1 Limited Partner in HY Class A Shares of the Partnership, which percentage shall be set forth on Schedule A, and which is directly traceable to and is derived from (i) a capital contribution to the Partnership for an interest in the Partnership as a Class A-1 Limited Partner, or (ii) a Transfer of a Class A-1 Limited Partnership Interest after January 4, 2021 and permitted by this Agreement.”

Section 1.68

“1.68 Partnership Percentages shall not be adjusted for Class A-1 Capital Contributions. “Class A-1 Limited Partnership Percentage” means the percentage share of each Class A-1 Limited Partner in the Class A-1 Net Income or Class A-1 Net Loss of the Partnership. A Class A-1 Limited Partner’s Class A-1 Limited Partnership Percentage shall be equal to such Class A-1 Limited Partner’s Class A-1 Limited Partnership Interest, as set forth on Schedule A. ”

Section 4.4

“Section 4.4. Allocation of Net Income and Net Loss. Net Income or Net Loss of the Partnership shall be determined as of the end of each calendar year and as of the end of any interim period extending through the day immediately preceding any (i) disproportionate Capital Contribution, (ii) disproportionate distribution, (iii) Transfer of a Partnership Interest in accordance with the terms of this Agreement, or (iv) Withdrawal Event. If a calendar year includes an interim period, the determination of Net Income or Net Loss for the period extending through the last day of the calendar year shall include only that period of less than twelve (12) months occurring from the day immediately following the last day of the latest interim period during the calendar year and extending through the last day of the calendar year. For all purposes, including income tax purposes:

(a) Each Class A-1 Limited Partner shall be allocated an amount equal to the Class A-1 Net Income, if any, of the Partnership for each calendar year or interim period multiplied by such Partner’s Class A-1 Limited Partnership Percentage. In the event of a Class A-1 Net Loss for a particular calendar year or interim period, then, for such calendar year or interim period, each Class A-1 Limited Partner shall be allocated an amount equal to the Class A-1 Net Loss for such calendar year or interim period multiplied by such Partner’s Class A-1 Limited Partnership Percentage.

(b) Net Income not allocated under Section 4.4(a) shall be allocated among the Partners in proportion to their respective Partnership Percentages for the calendar year or interim period. In the event of a Net Loss for a particular calendar year or interim period, then, for such calendar year or interim period, the Net Loss for such calendar year or interim period not otherwise allocated under Section 4.4(a) shall be allocated among the Partners in proportion to their respective Partnership Percentages for the calendar year or interim period.”

Section 4.5(b)

“(b) Any distribution of Net Operating Cash Flow to a Class A-1 Limited Partner shall be an amount equal to Net Operating Class A-1 Cash Flow multiplied by such Partner’s Class A-1 Limited Partnership Percentage. All distributions of Net Operating Cash Flow not distributed under the preceding sentence shall be made in proportion to the Partners’ respective Partnership Percentages except (i) when the General Partners approve the disproportionate distribution, or (ii) with respect to any payment of HY Class A Shares by the Partnership pursuant to Section 7.4 or 8.8(a). The General Partners are encouraged to consider disproportionate distributions to defray the income tax liabilities resulting from special allocations under Section 704(c) of the Code, but such disproportionate distributions shall not be required. Subject to Section 4.5(a) of this Agreement, the General Partners are expressly authorized to make monthly or other periodic draws with respect to one or more, but not necessarily all, of the Partners, on the condition that compensating distributions, determined with or without interest in the discretion of the General Partners, shall be made to the other Partners on or before the end of March of the following calendar year so that the total draws and compensating distributions shall be proportionate. For all purposes of this Agreement, except as provided in the immediately preceding sentence or

Section 1.68(f), a distribution among the Partners which is not in proportion to Partnership Percentages shall be regarded as disproportionate. In the event that a disproportionate distribution occurs, the General Partners shall appropriately adjust the Capital Accounts of the Partners to reflect such disproportionate distribution. Except in the case of a disproportionate distribution attributable to the income tax liabilities resulting from special allocations under Section 704(c) of the Code, such adjustment shall be determined as though the Partnership had redeemed a fraction of the Partnership Interest corresponding to the amount of the distribution that is disproportionate. This adjustment of Capital Accounts, and thus Partnership Interests, shall be in addition to the adjustment in Partnership Percentages.”

2. This Amendment shall be (and hereby is) incorporated into and made a part of the Agreement.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

General Partners

2012 Helen R. Butler Trust U/A/D June 22, 2012

By:	/s/ Helen Rankin Butler
Name:	Helen Rankin Butler
Title:	Trustee

2012 Clara R. Williams Trust U/A/D June 22, 2012

By:	/s/ Clara R. Williams
Name:	Clara Rankin Williams
Title:	Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

2012 Helen R. Butler Trust

By:	/s/ Helen Rankin Butler
Name:	Helen Rankin Butler
Title:	Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

2012 Clara R. Williams Trust

By:	/s/ Clara Rankin Williams
Name:	Clara Rankin Williams
Title:	Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

Clara Rankin Butler 2002 Trust, dated November 5, 2002, between John C. Butler, Jr., as trustee, and Helen Rankin Butler, creating a trust for the benefit of Clara Rankin Butler

By:	John C. Butler, Jr.
Name:	John C. Butler, Jr.
Title:	Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

Griffin Bedwell Butler 2002 Trust, dated November 5, 2002, between John C. Butler, Jr., as trustee, and Helen Rankin Butler, creating a trust for the benefit of Griffin Bedwell Butler

By:	John C. Butler, Jr.
Name: John C. Butler, Jr.
Title: Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

Margo Jamison Victoire Williams 2004 Trust, dated December 10, 2004, between David B. H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams

By:	/s/ David B. H. Williams
Name: David B. H. Williams
Title: Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner
Helen Charles Williams 2004 Trust, dated December 10, 2004, between David B. H. Williams as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams

By:	/s/ David B. H. Williams
Name: David B. H. Williams
Title: Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

HRB 2020 GST Trust for Clara R. Butler

By:	/s/ Clara Rankin Williams
Name: Clara Rankin Williams
Title: Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

HRB 2020 GST Trust for Griffin B. Butler

By:	/s/ Clara Rankin Williams
Name: Clara Rankin Williams
Title: Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

CRW 2020 GST Trust for Margo J. V. Williams

By:	/s/ David B. H. Williams
Name: David B. H. Williams
Title: Trustee

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals as of the day and year first above written.

Limited Partner

CRW 2020 GST Trust for Helen C. Williams

By:	/s/ David B. H. Williams
Name: David B. H. Williams
Title: Trustee

SCHEDULE A

PARTNERS/CAPITAL ACCOUNT/PARTNERSHIP PERCENTAGE

Limited Partners	Limited Partnership Interest Capital Account	Partnership Percentage	Class A-1%
2012 Helen R. Butler Trust	As set forth in the books and records of the Partnership.	46.57822508%	26.311313954%
2012 Clara R. Williams Trust	As set forth in the books and records of the Partnership.	46.57822508%	26.311313954%
Clara Rankin Butler 2002 Trust	As set forth in the books and records of the Partnership.	0.93456593%
Griffin Bedwell Butler 2002 Trust	As set forth in the books and records of the Partnership.	0.93456593%
Margo J. V. Williams 2004 Trust	As set forth in the books and records of the Partnership.	0.93456593%
Helen Charles Williams 2004 Trust	As set forth in the books and records of the Partnership.	0.93456593%
HRB 2020 GST Trust for Clara R. Butler	As set forth in the books and records of the Partnership.	0.46728296%

2

Limited Partners	Limited Partnership Interest Capital Account	Partnership Percentage	Class A-1%
HRB 2020 GST Trust for Griffin B. Butler	As set forth in the books and records of the Partnership.	0.46728297%
CRW 2020 GST Trust for Margo J. V. Williams	As set forth in the books and records of the Partnership.	0.46728297%
CRW 2020 GST Trust for Helen C. Williams	As set forth in the books and records of the Partnership.	0.46728296%

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